Exhibit 99.1

FOR IMMEDIATE RELEASE

Julie MacMedan
29903 Agoura Road, Agoura Hills, California 91301	THQ/Investor & Media Relations
818/871-5125
Telephone: 818 871-5000 Fax: 818 871-7400

THQ REPORTS FISCAL 2009 FOURTH QUARTER AND FULL YEAR RESULTS

•                  Business Realignment Substantially Completed Resulting in $220 Million Annual Cost Savings

•                  Q4 GAAP Results Include $44.7 Million of Business Realignment Charges

•                  Company to Expand Leadership in Fighting Category with Launch of UFC 2009 Undisputed on May 19

AGOURA HILLS, Calif. — May 6, 2009 - THQ Inc. (NASDAQ: THQI) today announced financial results for the fourth quarter and fiscal year ended March 31, 2009.

Full Year Results

For the twelve months ended March 31, 2009, THQ reported net sales of $830.0 million, compared with net sales of $1,030.5 million a year ago.  On a non-GAAP basis, the company reported fiscal 2009 net sales of $812.6 million, compared with $1,061.0 million in the prior year.

For the fiscal year ended March 31, 2009, the company reported a net loss of $431.1 million, or $6.45 per share.  In the prior year, the company reported a net loss of $35.3 million, or $0.53 per share.   On a non-GAAP basis, the company reported a fiscal 2009 net loss of $101.8 million, or $1.52 per share.  In the prior year, the company reported a non-GAAP net loss of $13.6 million, or $0.20 per share.  A reconciliation of non-GAAP to GAAP results is provided in the accompanying financial tables.

“In light of a challenging fiscal 2009, we have substantially completed a significant realignment of our business to position THQ for profitability and positive cash flow in fiscal 2010,” said Brian Farrell, THQ president and CEO.  “We have taken decisive actions to achieve our cost saving objectives, eliminating $220 million in cash expenditures while at the same time implementing a focused product strategy.  We are investing in the brands and products with the highest potential to drive THQ’s long-term profitable growth.”

Fourth Quarter Results

For the fourth quarter of fiscal 2009, THQ reported net sales of $170.3 million, compared with $187.0 million for the same period a year ago.  On a non-GAAP basis, the company reported net sales of $154.3 million, compared with $217.6 million for the same period a year ago.   Sales were driven primarily by new releases WWE® Legends of Wrestlemania® and Warhammer® 40,000™ Dawn of War® II.

For the fourth quarter of fiscal 2009, the company reported a net loss of $96.9 million, or $1.44 per share.  For the same period a year ago, THQ reported a net loss of $34.5 million, or $0.52 per share.  On a non-GAAP basis, the company reported a fiscal 2009 fourth quarter net loss of $36.4 million, or $0.54 per share.  For the same period a year ago, the company reported a non-GAAP net loss of $24.8 million, or $0.37 per share.  A reconciliation of non-GAAP to GAAP results is provided in the accompanying financial tables.

Strategic Plan

In November 2008, the company announced a more focused product strategy and an updated strategic plan.  The company’s product strategy focuses on 1) developing a select number of high quality owned intellectual properties targeted at the core gamer, such as Saints Row® 2 and the upcoming Red Faction®: Guerrilla™ and Darksiders™;  2) extending THQ’s leadership in the fighting category with such brands as WWE and Ultimate Fighting Championship; 3) reinvigorating the product portfolio and improving profitability in the company’s kids business; 4) building strong mass appeal/family game franchises like de Blob®, Drawn to Life® and Big Beach Sports™; and 5) extending successful brands into emerging online markets with games such as Company of Heroes® Online and the company’s Warhammer® 40,000™ MMORPG.  The company also announced plans to align its organization and cost structure to support this strategy.

Business Realignment

During the fiscal fourth quarter, the company recorded approximately $44.7 million in non-GAAP business realignment expenses, which included cash costs of approximately $4.5 million, including severance and other employee-related costs, and lease and other contract termination costs; and $40.2 million in non-cash impairment charges related to the cancellation of titles and long-lived assets associated with studio closures.  The company expects to report additional charges of up to $10 million in fiscal 2010 as certain projects are completed and facilities are vacated.  The charges will be excluded from the company’s non-GAAP results.

The company has substantially completed actions necessary to achieve its business realignment plan to reduce planned fiscal 2010 spending by $220 million, which included headcount reductions of approximately 600 people, or 24% of its workforce.

The company continues to maintain a strong studio system with eight internal development studios and more than 1,200 people in its product development organization.

Fiscal 2009 Product Highlights

•                  Building on its successful Saints Row franchise, THQ has shipped more than 2.8 million units of Saints Row 2

•                  THQ achieved its goal of improving product quality, as evidenced by the 80+ Metacritic scores for all of its key original games released in fiscal 2009

•                  Warhammer 40,000: Dawn of War II debuted as the best selling PC game across major video game markets worldwide, including the US, UK, France, Germany, Spain and Australia (According to the NPD Group, Inc., ELSPA/GfK Chart-Track and GfK.)

•                  THQ launched a successful brand extension with WWE Legends of Wrestlemania

•                  THQ established new casual franchises de Blob and Big Beach Sports

“We delivered on our product quality promise with Saints Row 2, WWE SmackDown vs. Raw 2009, de Blob, Warhammer 40,000 Dawn of War II and other fiscal 2009 titles,” said Farrell. “Our upcoming product pipeline continues to emphasize our commitment to delivering high quality entertainment for gamers.  We  look forward to the upcoming launch of our first games based on the popular Ultimate Fighting Championship, and the exciting new version of our Red Faction franchise.”

Business Outlook

The company’s fiscal 2010 operating plan targets profitability and positive cash flow generation on net sales approximating those achieved in fiscal 2009. The company expects its quarterly cash balance to reflect typical seasonal patterns, with the fiscal 2010 year-end balance at least $50 million higher than at the end of fiscal 2009.

Pursuant to THQ’s product strategy, key new releases scheduled for fiscal 2010 include:

Core Gamer Owned Intellectual Properties	Platforms
Darksiders™	Xbox 360®, PLAYSTATION®3
Red Faction® Guerrilla™	Xbox 360, PLAYSTATION3, Windows PC

Fighting
UFC® 2009 Undisputed™	Xbox 360, PLAYSTATION3,
WWE® SmackDown® vs. Raw® 2010	Xbox 360, PLAYSTATION3, Wii™, Nintendo DS™, PlayStation®2, PSP®
Mass Appeal/Family
MX vs. ATV™	Xbox 360, PLAYSTATION3, Nintendo DS, PSP
All Star Cheer Squad™ 2	Wii
Three Titles to be Announced	TBA

Kids
Disney•Pixar’s Up	Xbox 360, PLAYSTATION3, Wii, Nintendo DS, PlayStation2, PSP, Windows PC
Disney•Pixar’s Cars Race-O-Rama	Xbox 360, PLAYSTATION3, Wii, Nintendo DS, PlayStation2, PSP

Marvel® Super Hero Squad™	Wii, Nintendo DS, PlayStation2, PSP
SpongeBob Truth or Square	Xbox 360, Wii, Nintendo DS, PSP

Online
Company of Heroes® Online	Windows PC
Dragonica™	Windows PC

Beginning in fiscal 2010, for non-GAAP purposes, the company has determined to adopt a fixed, five year projected tax rate for the purposes of evaluating its operating performance, as well as to forecast, plan and analyze future periods.  Based on its current five-year projections, the company plans to apply a 15 percent tax rate to its fiscal 2010 non-GAAP operating results.

Previously today, THQ announced it had secured a commitment for a $35 million senior secured credit facility with Bank of America, N.A.

Non-GAAP Financial Measures

In addition to results determined in accordance with GAAP, the company discloses certain non-GAAP financial measures that exclude the following:

•                  stock-based compensation expense,

•                  the impact of deferred revenue and related costs,

•                  business realignment expense,

•                  goodwill impairment charges,

•                  other-than-temporary impairment on investments and mark-to-market on Auction Rate Securities,

•                  non-cash valuation allowance for deferred tax assets and

•                  related income tax effects for each of these items.

THQ may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures its uses.

The company excludes these expenses from its non-GAAP financial measures primarily because its management does not believe they are reflective of the company’s core business, ongoing operating results or future outlook.  THQ’s management believes that the use of non-GAAP financial measures provides meaningful supplemental information regarding its financial condition and results of operations, and helps investors compare actual results to its long-term operating goals as well to its performance in prior periods.  The non-GAAP financial measures included in the earnings release have been reconciled to the comparable GAAP results and should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

In addition to the reasons stated above, which are generally applicable to each of the items THQ excludes from its non-GAAP financial measures, the company’s management uses certain of the non-GAAP financial measures for the following reasons:

Stock-Based Compensation THQ does not consider stock-based compensation charges when evaluating the performance of its business or formulating its operating plans. Stock-based compensation charges are subject to significant fluctuation outside the control of management due to the variables used to estimate the fair value of a share-based payment, such as THQ’s stock price, interest rates and the volatility of the company’s stock price.  Further, when considering the impact of equity award grants, THQ places a greater emphasis on the use of such grants as retention tools for long-term stockholder value creation, as well as overall shareholder dilution, rather than the accounting charges associated with such grants.

Deferred Revenue/Costs. Beginning in fiscal 2008, the company began recognizing the revenue and related costs from the sale of certain titles with significant online functionality over the estimated online service period.  Although the company defers the recognition of its net revenue and costs with respect to these titles, there is no adverse impact to its operating cash flow.  Internally, THQ’s management excludes the impact of deferred net revenue and costs related to packaged games when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.  The company believes that excluding the impact of deferred net revenue and costs is important to facilitate comparisons to prior periods when the company did not delay the recognition of such amounts.

Business Realignment Expense.   Although THQ has incurred business realignment expenses in the past, each charge has been a discrete, extraordinary event based on a unique set of business objectives.  The company does not engage in business realignments on a regular basis or in the ordinary course of business.  As such, the company believes it is appropriate to exclude these expenses from its non-GAAP financial measures.

In the financial tables below, THQ has provided a reconciliation of the most comparable GAAP financial measure to each of the non-GAAP financial measures used in this press release.

Investor Conference Call

THQ will host a conference call to discuss fiscal 2009 results today at 2:00 p.m. Pacific/5:00 p.m. Eastern.  Please dial 877.356.8075 domestic or 706.902.0203 international, conference ID 95923146 to listen to the call or visit the THQ Inc. Investor Relations Home page at http://investor.thq.com.  The online archive of the broadcast will be available approximately two hours after the live call ends.  In addition, a telephonic replay of the conference call will be provided approximately two hours after the live call ends through May 8, 2009, by dialing 800.642.1687 or 706.645.9291, conference ID 95923146.

About THQ

THQ Inc. (NASDAQ: THQI) is a leading worldwide developer and publisher of interactive entertainment software.  Headquartered in Los Angeles County, California, THQ sells product through its global network of offices located throughout North America, Europe and Asia Pacific.  More information about THQ and its products may be found at www.thq.com and www.thqwireless.com. THQ, Big Beach Sports, Company of Heroes, Darksiders, de Blob, Drawn to Life, MX vs. ATV, Red Faction: Guerrilla, Saints Row 2 and their respective logos are trademarks and/or registered trademarks of THQ Inc.

Microsoft, Xbox, Xbox 360, Xbox Live, the Xbox logos, and the Xbox Live logo are either registered trademarks or trademarks of Microsoft Corporation in the U.S. and/or other countries.

“PlayStation”, “PLAYSTATION” and “PS” Family logo are registered trademarks of Sony Computer Entertainment Inc.

Wii is a trademark of Nintendo.

All other trademarks are trademarks or registered trademarks of their respective owners.

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, the company’s expectations for the fiscal year ending March 31, 2010, including statements regarding cash position, profitability and net sales, and statements about the expected impact of the business realignment initiatives on our future operations and financial condition, charges that we expect to incur in connection with our realignment, and for the company’s product releases in future periods.  These forward-looking statements are based on current expectations, estimates and projections about the business of THQ Inc. and its subsidiaries (collectively referred to as “THQ”) and are based upon management’s beliefs and certain assumptions made by management.  Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive and technological factors affecting the operations, markets, products, services and pricing of THQ, and our ability to successfully implement our cost reduction plans.  Unless otherwise required by law, THQ disclaims any obligation to update its view on any such risks or uncertainties or to revise or publicly release the results of any revision to these forward-looking statements.  Readers should carefully review the risk factors and the information that could materially affect THQ’s financial results, described in other documents that THQ files from time to time with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and its Annual Report on Form 10-K for the fiscal period ended March 31, 2008, and particularly the discussion of risk factors that may affect results of operations set forth therein.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

# # #

THQ Inc. and Subsidiaries

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2009	2008	2009	2008

Net sales	$170,259	$187,024	$829,963	$1,030,467

Costs and expenses:
Cost of sales — product costs	69,068	82,365	338,882	389,097
Cost of sales — software amortization and royalties	98,589	54,621	296,688	231,800
Cost of sales — license amortization and royalties	14,295	13,274	83,066	99,524
Cost of sales — venture partner expense	3,960	2,815	19,707	24,056
Product development	25,186	34,365	109,201	128,869
Selling and marketing	20,457	39,793	162,183	175,288
General and administrative	17,671	17,632	76,884	69,901
Goodwill impairment	668	—	118,799	—
Restructuring	7,514	—	12,266	—
Total costs and expenses	257,408	244,865	1,217,676	1,118,535
Loss from continuing operations before interest and other income / (expense), net, income taxes and minority interest	(87,149)	(57,841)	(387,713)	(88,068)
Interest and other income / (expense), net	(1,519)	2,096	483	15,433
Loss from continuing operations before income taxes and minority interest	(88,668)	(55,745)	(387,230)	(72,635)
Income taxes	8,366	(21,214)	46,226	(35,785)
Loss from continuing operations before minority interest	(97,034)	(34,531)	(433,456)	(36,850)
Minority Interest	160	—	302	—
Loss from continuing operations	(96,874)	(34,531)	(433,154)	(36,850)
Gain on sale of discontinued operations, net of tax	—	—	2,042	1,513
Net loss	$(96,874)	$(34,531)	$(431,112)	$(35,337)

Loss per share — basic:
Continuing operations	$(1.44)	$(0.52)	$(6.48)	$(0.55)
Discontinued operations	—	—	0.03	0.02
Loss per share — basic	$(1.44)	$(0.52)	$(6.45)	$(0.53)

Loss per share — diluted:
Continuing operations	$(1.44)	$(0.52)	$(6.48)	$(0.55)
Discontinued operations	—	—	0.03	0.02
Loss per share — diluted	$(1.44)	$(0.52)	$(6.45)	$(0.53)

Shares used in per share calculation — basic	67,143	66,392	66,861	66,475
Shares used in per share calculation — diluted	67,143	66,392	66,861	66,475

THQ Inc. and Subsidiaries

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss (a)

(In thousands, except per share data)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2009	2008	2009	2008
Net sales	$170,259	$187,024	$829,963	$1,030,467
Changes in deferred net revenue (b)	(15,939)	30,547	(17,348)	30,547
Non-GAAP net sales	$154,320	$217,571	$812,615	$1,061,014

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2009	2008	2009	2008

Loss from continuing operations before interest and other income / (expense), net, income taxes and minority interest (“operating loss”)	$(87,149)	$(57,841)	$(387,713)	$(88,068)
Non-GAAP adjustments affecting operating loss:
Changes in deferred net revenue (b)	(15,939)	30,547	(17,348)	30,547
Change in deferred cost of sales (b)	10,780	(20,643)	13,749	(20,643)
Business realignment expenses	44,737	—	89,308	—
Goodwill impairment	668	—	118,799	—
Stock-based compensation and related costs (d)	5,069	4,950	18,599	22,671
Total non-GAAP adjustments affecting operating loss	45,315	14,854	223,107	32,575

Non-GAAP operating loss	$(41,834)	$(42,987)	$(164,606)	$(55,493)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2009	2008	2009	2008

Loss from continuing operations	$(96,874)	$(34,531)	$(433,154)	$(36,850)

Non-GAAP adjustments:
Non-GAAP adjustments affecting operating loss	45,315	14,854	223,107	32,575
Other than temporary impairment on investments	1,718	—	6,279	—
Mark-to-market on trading Auction Rate Securities (c)	(119)	—	157	—
Deferred tax asset valuation allowance (e)	29,054	(5,140)	146,075	(10,859)
Income tax adjustments (e)	(15,452)	—	(46,293)	—

Non-GAAP loss from continuing operations	(36,358)	(24,817)	(103,829)	(15,134)
Gain on sale of discontinued operations, net of tax	—	—	2,042	1,513
Non-GAAP net loss	$(36,358)	$(24,817)	$(101,787)	$(13,621)

Non-GAAP loss per share — diluted:
Non-GAAP continuing operations	$(0.54)	$(0.37)	$(1.55)	$(0.23)
Discontinued operations	—	—	0.03	0.03
Non-GAAP loss per share — diluted	$(0.54)	$(0.37)	$(1.52)	$(0.20)

Notes:

(a) See explanation above regarding the Company’s practice on reporting non-GAAP financial measures.

(b) Prior to the fourth quarter of fiscal 2008, the Company did not defer net revenue or the related cost of sales. See table below for further detail related to income statement classifications.

(c) Net mark-to-market impact related to an unrealized gain on a put option received for Auction Rate Securities (ARS) offset by the unrealized loss on the underlying ARS. This amount is recorded in “Other income (expense), net”.

(d) See table below for further detail related to income statement classification of stock-based compensation costs.

(e) Income tax associated with other non-GAAP adjustments.

The following table provides further detail on the income statement classification of certain non-GAAP adjustments that impact cost and expenses:

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2009	2008	2009	2008
Change in deferred cost of sales:
Change in deferred product costs	$5,514	$(7,482)	$3,477	$(7,482)
Change in deferred software amortization and royalties	5,266	(13,161)	10,272	(13,161)
Total change in deferred cost of sales	$10,780	$(20,643)	$13,749	$(20,643)

Stock-based compensation and related costs:
Cost of sales — software amortization and royalties	$1,440	$1,408	$5,797	$6,799
Product development	1,551	1,339	3,242	4,773
Selling and marketing	406	571	2,432	2,654
General and administrative	1,672	1,632	7,128	8,445
Total stock-based compensation and related costs	$5,069	$4,950	$18,599	$22,671

Business realignment expenses:
Cost of sales — software amortization and royalties	$33,554	$—	$63,314	$—
Cost of sales - licenses	980	—	980	—
Product development(1)	1,521	—	9,368	—
Selling and marketing(1)	394	—	2,014	—
General and administrative(1)	774	—	1,366	—
Restructuring (2)	7,514	—	12,266	—
Total realignment expenses	$44,737	$—	$89,308	$—

Notes:

(1)          Business realignment expenses for the three and twelve months ended March 31, 2009 consist of $2.6 million and $12.7 million, respectively, in employee and facility related costs.

(2)          For the three months ended March 31, 2009 we incurred $1.9 million in lease and other contract termination costs; and $5.6 million of asset impairments related to closed facilities.  For the twelve months ended March 31, 2009 we incurred $5.6 million in lease and other contract termination costs; and $6.6 million of asset impairments related to closed facilities.

THQ Inc. and Subsidiaries

Unaudited Consolidated Balance Sheets

(In thousands)

	March 31,	March 31,
	2009	2008

ASSETS
Cash, cash equivalents and short-term investments	$140,662	$317,504
Accounts receivable, net of allowances	60,444	112,843
Inventory	25,785	38,240
Licenses	45,025	47,182
Software development	137,820	155,821
Deferred income taxes	6,112	—
Income tax receivable	903	—
Prepaid expenses and other current assets	27,441	24,487
Total current assets	444,192	696,077
Property and equipment, net	33,511	50,465
Licenses, net of current portion	47,875	39,597
Software development, net of current portion	24,647	25,369
Income taxes receivable, net of current portion	—	16,116
Deferred income taxes	1,982	61,710
Goodwill	—	122,385
Long-term investments	5,025	52,599
Long-term investments, pledged	30,618	—
Other long-term assets, net	10,479	20,002
TOTAL ASSETS	$598,329	$1,084,320

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY
Accounts payable	$40,088	$61,700
Accrued and other current liabilities	190,140	202,102
Secured credit line	24,360	—
Income taxes payable	—	6,504
Deferred income taxes	—	29,266
Total current liabilities	254,588	299,572
Other long-term liabilities	33,503	44,179
Total liabilities	288,091	343,751
Minority Interest	3,198	—
Total stockholders’ equity	307,040	740,569
TOTAL LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY	$598,329	$1,084,320

THQ Inc. and Subsidiaries

Unaudited Supplemental Financial Information

	Three Months Ended GAAP				Twelve Months Ended GAAP
	March 31, 2009		March 31, 2008		March 31, 2009		March 31, 2008
Platform Revenue Mix

Consoles
Microsoft Xbox 360	$31,157	18.3%	$11,872	6.3%	$162,895	19.6%	$129,483	12.6%
Nintendo Wii	17,092	10.0	23,240	12.4	134,334	16.2	91,431	8.9
Sony PlayStation 3	40,514	23.8	12,302	6.6	106,753	12.9	85,533	8.3
Sony PlayStation 2	9,307	5.5	33,796	18.1	92,003	11.1	252,642	24.5
Other	—	—	527	0.3	121	—	9,766	0.9
	98,070	57.6	81,737	43.7	496,106	59.8	568,855	55.2
Handheld
Nintendo Dual Screen	29,377	17.2	54,699	29.2	168,726	20.3	226,912	22.0
Nintendo Game Boy Advance	74	—	4,297	2.3	3,336	0.4	36,655	3.6
Sony PlayStation Portable	7,561	4.5	16,113	8.6	50,927	6.1	84,030	8.2
Wireless	5,545	3.3	5,217	2.8	22,865	2.8	19,751	1.9
	42,557	25.0	80,326	42.9	245,854	29.6	367,348	35.7

PC	29,632	17.4	24,961	13.4	88,003	10.6	94,264	9.1
Total Net Sales	$170,259	100%	$187,024	100%	$829,963	100%	$1,030,467	100%

Geographic Revenue Mix
Domestic	$94,247	55.4%	$80,943	43.3%	$457,819	55.2%	$503,134	48.8%
Foreign	76,012	44.6	106,081	56.7	372,144	44.8	527,333	51.2
Total Net Sales	$170,259	100%	$187,024	100%	$829,963	100%	$1,030,467	100%

	Three Months Ended Non-GAAP				Twelve Months Ended Non-GAAP
	March 31, 2009		March 31, 2008		March 31, 2009		March 31, 2008
Platform Revenue Mix

Consoles
Microsoft Xbox 360	$30,919	20.0%	$35,290	16.2%	$139,485	17.2%	$152,901	14.4%
Nintendo Wii	17,092	11.1	23,240	10.7	134,333	16.5	91,431	8.6
Sony PlayStation 3	22,655	14.7	12,302	5.7	117,714	14.5	85,533	8.1
Sony PlayStation 2	9,307	6.0	33,796	15.5	92,004	11.3	252,642	23.8
Other	—	—	527	0.3	121	—	9,766	0.9
	79,973	51.8	105,155	48.4	483,657	59.5	592,273	55.8
Handheld
Nintendo Dual Screen	29,377	19.0	54,699	25.1	168,726	20.8	226,912	21.4
Nintendo Game Boy Advance	74	0.1	4,297	2.0	3,336	0.4	36,655	3.4
Sony PlayStation Portable	7,561	4.9	16,113	7.4	50,927	6.3	84,030	7.9
Wireless	5,545	3.6	5,217	2.4	22,865	2.8	19,751	1.9
	42,557	27.6	80,326	36.9	245,854	30.3	367,348	34.6

PC	31,790	20.6	32,090	14.7	83,104	10.2	101,393	9.6
Total Net Sales	$154,320	100%	$217,571	100%	$812,615	100%	$1,061,014	100%

Geographic Revenue Mix
Domestic	$87,415	56.6%	$96,811	44.5%	$446,375	54.9%	$519,002	48.9%
Foreign	66,905	43.4	120,760	55.5	366,240	45.1	542,012	51.1
Total Net Sales	$154,320	100%	$217,571	100%	$812,615	100%	$1,061,014	100%

Notes:

(a) See explanation above regarding the Company’s practice on reporting non-GAAP financial measures.

(b) Prior to the fourth quarter of fiscal 2008, the Company did not defer net revenue.